CARDIOVASCULAR SYSTEMS REPORTS FISCAL 2016
THIRD-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, May 4, 2016, at 3:45 PM CT (4:45 PM ET)

•	Revenues of $44.5 million grew 7% from second quarter of fiscal 2016

•	Gross margin increased to 80.4% from 77.8% in the prior-year period

•	Cost management reduced operating expenses by 5% from the second quarter of fiscal 2016, excluding one-time costs totaling $12.4 million

•	Further reduction of approximately 7% is expected in fiscal 2016 fourth quarter from the third quarter of this year

St. Paul, Minn., May 4, 2016 – Cardiovascular Systems, Inc. (CSI) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for peripheral and coronary artery disease, today reported financial results for its fiscal third quarter ended March 31, 2016.

The company’s third-quarter revenues were $44.5 million, a 7% increase from the second quarter of fiscal 2016 and a 1% decline from the third quarter of last year, excluding revenue from Asahi guide wires in the prior-year period. Coronary revenues increased 31% year over year to $10.5 million. The third-quarter gross profit margin increased to 80.4% from 77.8%, primarily reflecting unit cost reductions over the prior-year period.

Third-quarter operating expenses included $12.4 million of one-time costs related to previously announced events, including an estimated Department of Justice settlement, restructuring charges from a workforce reduction and CEO retirement benefits. Excluding the one-time costs, operating expenses were 5% lower than the second quarter of this fiscal year and 2% less than the prior-year period, reflecting the company’s focus on cost management and commitment to balancing revenue growth with establishing a pathway to future profitability.

Scott Ward, CSI’s Chairman, Interim President and Chief Executive Officer, said, “This quarter we made significant progress toward achieving our near-term goals of stabilizing the sales force and resuming consecutive quarterly revenue growth, achieving a 7% increase over the second fiscal quarter of this year. We look forward to further growth and increasing productivity as our sales force continues to gain experience and tenure in their accounts. Furthermore, we’ve taken significant actions to realign our cost structure, including an 8% reduction in our workforce at the end of the third quarter. These actions better align our cost structure with revenues and position CSI to leverage revenue growth for positive cash flow and profitability in the future.”

Fiscal 2016 third-quarter net loss, including the $12.4 million, or $(0.38) per share, of one-time costs, was $(22.7) million, or $(0.69) per common share. This compares to a net loss of $(10.7) million, or $(0.34) per common share, in the fiscal 2015 third quarter. Adjusted EBITDA loss was $(18.6) million versus $(6.1) million a year earlier. Excluding one-time costs, Adjusted EBITDA loss was $(6.4) million. Cash usage for the quarter declined significantly to $(3.2) million, resulting in a cash balance of $62.2 million at quarter end.

(more)

Cardiovascular Systems, Inc.
May 4, 2016

COAST 30-Day Data Highlighted at CRT 2016 and SCAI 2016
Dr. Richard Shlofmitz of Saint Francis Hospital in Roslyn, N.Y., presented 30-day data from the Coronary Orbital Atherectomy System Trial (COAST) study in a late-breaking presentation at the Cardiovascular Research Technologies (CRT) conference in Washington, D.C., in February, and at a clinical research presentation at the 2016 Society for Cardiovascular Angiography and Interventions (SCAI) conference in Orlando, Fla., in May.

COAST is built on CSI’s ORBIT II study, which was the first trial designed to enroll severely calcified coronary lesions that are typically excluded from major clinical trials, but commonly seen in real-world cases. COAST is a prospective, single-arm, multi-center, global, investigational study designed to evaluate the safety and efficacy, as well as economic outcomes, of CSI’s new Diamondback 360® Coronary Orbital Atherectomy System (OAS) Micro Crown.

“Our first international coronary study is designed to support the approval of our next-generation system in the United States and Japan,” said Ward. “COAST aligns with our ORBIT II clinical protocol and study design. We believe that data from this study will highlight the potential benefits of our new Micro Crown and ultimately help secure commercial approval in Japan, the world’s second largest coronary market.”

The Micro Crown is CSI’s second-generation system designed to facilitate stent delivery in subjects with severely calcified coronary lesions who are acceptable candidates for percutaneous transluminal coronary angioplasty (PTCA), or stenting. The Micro Crown is designed to immediately engage tight lesions with distal sanding while allowing continuous flow during operation.

CSI intends to submit the data from the COAST study in its Shonin application planned for the summer of 2016 to support regulatory approval of the Diamondback 360 Coronary Orbital Atherectomy System (OAS) Micro Crown in Japan.

Fiscal 2016 Fourth-Quarter Outlook
Ward said, “Continued sales force stability will enable our 240 sales and clinical support professionals to gain expertise and further develop physician relationships. We anticipate continued productivity increases in the fourth quarter and a return to year-over-year revenue growth in fiscal 2017. Revenue growth, combined with our cost realignment, is expected to put us on a pathway to profitability and positive cash flow.”

For the fiscal 2016 fourth quarter ending June 30, 2016, CSI anticipates:

•	Revenue in a range of $45.0 million to $46.5 million;

•	Gross profit as a percentage of revenues of about 80 percent;

•	Operating expenses approximately 7% lower than the third quarter of fiscal 2016, excluding one-time costs; and

•	Net loss in the range of $(5.9) million to $(6.9) million, or loss per common share ranging from $(0.18) to $(0.21), assuming 32.7 million average shares outstanding.

Conference Call Today at 3:45 p.m. CT (4:45 p.m. ET)
Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal third-quarter results today, May 4, 2016, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (877) 201-0168 and enter the access number 95943490. Please dial in at least 10 minutes prior to the call. To listen to the live webcast, go to the investor section of the company’s website, www.csi360.com, and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 and enter 95943490. The audio replay will be available beginning at 6:45 p.m. CT on Thursday, May 4, 2016, through 10:59 p.m. CT on Thursday, May 11, 2016.

(more)

Cardiovascular Systems, Inc.
May 4, 2016

Use of Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

About Peripheral Artery Disease (PAD)
As many as 18 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360 and Diamondback 360 Peripheral Orbital Atherectomy Systems, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Artery Disease (CAD)
CAD is a life-threatening condition and a leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives in the United States each year. According to estimates, significant arterial calcium is present in nearly 40% of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback Orbital Atherectomy System in peripheral arteries in August 2007. In October 2013, the company received FDA approval for the use of the Diamondback Orbital Atherectomy System in coronary arteries. The Stealth 360® Peripheral Orbital Atherectomy System (OAS) received CE Mark in October 2014. To date, nearly 249,000 of CSI’s devices have been sold to leading institutions across the United States. For more information, visit the company’s website at www.csi360.com.

(more)

Cardiovascular Systems, Inc.
May 4, 2016

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) our settlement with the Department of Justice; (ii) our commitment to balancing revenue growth with establishing a pathway to future profitability; (iii) our goals of stabilizing the sales force and resuming consecutive quarterly revenue growth; (iv) further growth and increasing productivity; (v) the COAST trial, including the results of the trial and the timing of Shonin submission; (vi) the approval of our next-generation system in the United States and Japan; (vii) continued sales force stability; (viii) our anticipated continued productivity increases in the fourth quarter and a return to year-over-year revenue growth in fiscal 2017; (ix) our expectation that revenue growth and cost realignment will put us on a pathway to profitability and positive cash flow; and (x) anticipated revenue, gross profit, operating expenses, and net loss. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, regulatory developments in the U.S. and foreign countries; FDA and similar foreign clearances and approvals; approval of our products for distribution in foreign countries; approval of products for reimbursement and the level of reimbursement; dependence on market growth; the experience of physicians regarding the effectiveness and reliability of CSI’s products; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty to successfully manage operating costs; our inability to sustain growth in our sales and marketing organization; our ability to manage employee turnover, growth and training; our ability to manage our sales force expansion and dual franchise strategy; our actual research and development efforts and needs; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to secure financing; our ability to manage costs; general economic conditions; the ability of the company to negotiate and agree upon the definitive documentation for settlement of the Department of Justice matter and actions of the court and other governmental entities in connection therewith; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosures:

Peripheral Products
The Stealth 360® PAD System and Diamondback 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

(more)

Cardiovascular Systems, Inc.
May 4, 2016

Contraindications: The OAS is contraindicated when the ViperWire guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated. See the instructions for use before performing Diamondback 360 Coronary OAS procedures for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts this device to sale by or on the order of a physician.

Micro Crown OAS
CSI has commenced its COAST Investigational Device Exemption clinical trial to evaluate the safety and effectiveness of its new micro crown orbital technology in treating coronary arteries. This new system is limited by federal law to investigational use and is currently not commercially available in the United States or Japan.

(more)

Cardiovascular Systems, Inc.
May 4, 2016

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

Net revenues	$44,461	$47,004	$129,724	$133,090
Cost of goods sold	8,725	10,416	25,567	28,647
Gross profit	35,736	36,588	104,157	104,443
Expenses:
Selling, general and administrative(1)	42,338	39,453	124,991	105,513
Research and development	5,748	7,777	19,895	23,014
Restructuring charges	2,376	─	2,376	─
Legal settlement	8,000	─	8,000	─
Total expenses	58,462	47,230	155,262	128,527
Loss from operations	(22,726)	(10,642)	(51,105)	(24,084)
Interest and other, net(1)	10	(14)	(35)	(69)
Net loss	$(22,716)	$(10,656)	$(51,140)	$(24,153)

Net loss per common share:
Basic and diluted	$(0.69)	$(0.34)	$(1.57)	$(0.77)

Weighted average common shares used in computation:
Basic and diluted	32,711,341	31,644,522	32,491,271	31,479,803

(1)
A $99 loss on disposal of equipment recorded in the third quarter of fiscal 2015 was reclassified from interest and other, net to selling, general and administrative expenses in the fourth quarter of 2015.

(more)

Cardiovascular Systems, Inc.
May 4, 2016

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	March 31,	June 30,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$62,174	$83,842
Accounts receivable, net	23,048	30,830
Inventories	18,226	13,966
Marketable securities	1,909	1,876
Prepaid expenses and other current assets	1,388	3,380
Total current assets	106,745	133,894
Property and equipment, net	33,224	32,883
Patents, net	4,952	4,511
Other assets	88	40
Total assets	$145,009	$171,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,338	$9,763
Accrued expenses	26,649	20,125
Total current liabilities	34,987	29,888
Long-term liabilities
Other liabilities	8,251	2,005
Total liabilities	43,238	31,893
Commitments and contingencies
Total stockholders' equity	101,771	139,435
Total liabilities and stockholders' equity	$145,009	$171,328

(more)

Cardiovascular Systems, Inc.
May 4, 2016

Cardiovascular Systems, Inc.
Supplemental Sales Information
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

Device revenue	$40,757	$41,817	$119,420	$118,292
Other product revenue(2)	3,704	5,187	10,304	14,798
Total revenue	$44,461	$47,004	$129,724	$133,090

PAD revenue(2)	$33,944	$38,972	$101,935	$113,534
CAD revenue	10,517	8,032	27,789	19,556
Total revenue	$44,461	$47,004	$129,724	$133,090

New customers(1):
PAD	44	53	140	172
CAD	53	99	160	249

Reorder revenue %	97%	95%	97%	96%

(1)	Excludes accounts in the early stage of product introduction and training.

(2)	Revenue amounts for the three and nine months ended March 31, 2015 include $1,910 and $5,579 from sale of Asahi guidewires under a distribution agreement that terminated on June 30, 2015.

(more)

Cardiovascular Systems, Inc.
May 4, 2016

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table on the next page. In addition, an explanation of the manner in which CSI's management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management's decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table.

Cardiovascular Systems, Inc.
Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

Loss from operations	$(22,726)	$(10,642)	$(51,105)	$(24,084)
Add: Stock-based compensation	3,173	3,956	10,392	11,039
Add: Depreciation and amortization	979	583	2,900	1,417
Adjusted EBITDA	(18,574)	(6,103)	(37,813)	(11,628)
Add: One-time costs (net of stock-based compensation	12,218	─	12,218	─
Adjusted EBITDA (net of one-time costs)	$(6,356)	$(6,103)	$(25,595)	$(11,628)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense, non-cash charges such as stock based compensation, and one-time costs. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

(more)

Cardiovascular Systems, Inc.
May 4, 2016

-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

-- One-time costs. CSI excludes one-time costs from its non-GAAP financial measures primarily because such expenses are not ongoing and recurring expenses. CSI’s management believes that excluding this item from CSI’s non-GAAP results is useful to investors to understand CSI’s core operational performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:

-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure

-- CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com	PadillaCRT Marian Briggs (612) 455-1742 marian.briggs@padillacrt.com Matt Sullivan (612) 455-1709 matt.sullivan@padillacrt.com
# # #